UNITED STATES

SECURITIES AND EXHANGE COMMISSION

Washington, DC 20549

Form 8-K
                         CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


 Date of Report (Date of earliest event reported): July 16, 2003


             AMERICAN SPORTS DEVELOPMENT GROUP, INC.
     ------------------------------------------------------
     (Exact name of registrant as specified in its charter)

                Commission File Number 0 - 26943

          Delaware                                     95-4847818
----------------------------                       -------------------
(State or other jurisdiction                          (IRS Employer
     of incorporation)                             Identification No.)

              155 Verdin Road, Greenville, SC           29607
       ---------------------------------------------------------
       (Address of principal executive offices)       (Zip Code)

 Registrant's telephone number, including area code: 864-458-7221

                            Not Applicable
     -------------------------------------------------------------
     (Former Name or Former Address, if Changed Since Last Report)


Item 5. Other Events.

On July 16, 2003, Paintball, Inc., ("The Company") a wholly owned subsidiary of American Sports Development Group, Inc., filed for reorganization under Chapter 11 of the Federal Bankruptcy Act, in the United States Bankruptcy Court, District of South Carolina. The Company was not able to secure a further extension from SouthTrust Bank on its line of credit or able to renegotiate its terms.


                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date:  July 23, 2003

       American Sports Development Group, Inc.
       (Registrant)

       /s/William R. Fairbanks

       William R. Fairbanks
       Chairman of the Board of Directors